Monaker Group, Inc. 8-K

Exhibit 10.1

[Consultant]

[Consultant Address]

FORM OF

AGREEMENT FOR CONSULTING SERVICES TO BE PROVIDED TO:

Monaker Group, Inc.
1560 Sawgrass Corporate Parkway, Suite 130
Sunrise, FL 33323

THIS AGREEMENT dated March 25th, 2021 is made between Monaker Group, Inc. (MKGI) and [Consultant] ([Consultant]).

NOW IT IS HEREBY AGREED as follows:

1. [Consultant], as an independent contractor, agrees to provide its expertise to assist MKGI in its efforts to monitor and assist MKGI in efforts to accelerate the company’s desire to expand its Longroot ICO Portal into new areas including the potential expansion of strategic relationships between MKGI and his company - Next One Funding LLC.

2. [Consultant]’s services will be provided on a month-to-month basis commencing March 20th and ending upon receiving 2 weeks’ notice from MKGI.

3. For its services, [Consultant] shall receive (at his option) either $5000 per month or the equivalent dollar value of shares of MKGI’s restricted common stock for each month of service. It will be the responsibility of [Consultant] to seek any securities advice and legal opinion required to remove restrictive legend on the shares

4. [Consultant] represents and warrants to MKGI’s management that it has the experience and ability to perform the required services and will perform these services in a professional, competent, and timely manner; and that its performance shall not infringe upon or violate U.S securities laws and regulations.

5. [Consultant] acknowledges that the services rendered to MKGI shall be solely as an independent contractor.

6. [Consultant] recognizes and acknowledges that this agreement creates a confidential relationship and that any information concerning MKGI’s business affairs and contacts, methods of operation, and other such information, whether written, oral, or otherwise, is confidential in nature.

7. [Consultant] confirms (in the event that he elects to accept Monaker Shares) that he is an “Accredited Investor” as defined in Rule 501(a)1 of the Securities Act of 1933, as amended (the “Act” or the “Securities Act”).

This agreement contains the entire understanding of the parties and may not be amended without the specific written consent of both parties.

[CONSULTANT]	FOR MONAKER GROUP, INC.

Bill Kerby – CEO

Date:	Date: